UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

Baxter International Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-4448	36-0781620
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Baxter Parkway, Deerfield, Illinois		60015
(Address of principal executive offices)		(Zip Code)

(224) 948-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act:  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 1, 2018, the Administrative Committee of the Compensation Committee of the Board of Directors of Baxter International Inc. (the “Company”) approved an amendment to reorganize the Baxter International Inc. and Subsidiaries Pension Plan (the “U.S. Pension Plan”). Specifically, effective January 1, 2018, the amendment spun off the assets and liabilities of the U.S. Pension Plan attributable to current Company employees to a new Company plan (the “Active Plan”). The assets and liabilities under the U.S. Pension Plan attributable to retired and former Company employees under the U.S. Pension Plan remained with that plan, after giving effect to the spin-off (the “Inactive Plan”).

The Active Plan, the Inactive Plan and the Baxter International Inc. and Subsidiaries Supplemental Pension Plan (the “Supplemental Pension Plan”) were further amended on January 5, 2018 to cease the accruals of additional benefits thereunder effective December 31, 2022 (the “Freeze”). As a result, years of additional service earned and eligible compensation received after December 31, 2022 will not be included in the determination of the benefits payable under the Active Plan, the Inactive Plan or the Supplemental Pension Plan. There are no anticipated changes to the benefits eligible to be earned under any plan until January 1, 2023.

The Inactive Plan and the Supplemental Pension Plan were further amended on January 5, 2018 to provide transition benefits for a limited number of former Company employees who are accruing (or may be entitled to accrue) disability pension benefits on (or as of) January 5, 2018 and will not yet be 65 years of age on December 31, 2022. Those individuals will be credited with the service through age 65 that they would have received had the Freeze not occurred for purposes of determining their pension benefits.

The Company also amended the Baxter International Inc. and Subsidiaries Incentive Investment Plan (the “U.S. 401(k)”) and the Baxter International Inc. and Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan” and collectively with the U.S. 401(k), the “Savings Plans”) to provide five years of transition contributions to participants under the Active Plan and the Supplemental Pension Plan that were employed by the Company as of December 31, 2017. Those additional benefits will begin accruing on January 1, 2023. Eligible participants will receive transition benefit contributions under the applicable Savings Plan(s) of (a) 20% of an employee’s eligible annual compensation (to $60,000), and (b) 3% of eligible annual compensation over $60,000 for each of the five years beginning January 1, 2023. Payment of these transition contributions is subject to satisfaction of related eligibility requirements as of each payment date.

The Company’s obligations under the U.S. Pension Plan and the Supplemental Pension Plan represented approximately 40% of the Company’s long-term financial obligations (excluding the fair value of net assets already contributed to the plans) as of September 30, 2017 and constituted the Company’s largest financial obligation as of that date. After giving effect to contributions of $115 million to the U.S. Pension Plan in the fourth quarter of 2017 and the Freeze, the Company expects that the U.S. Pension Plan was nearly fully funded as of December 31, 2017.

The Company has decided to make these changes, consistent with actions previously taken by many Company peers, in the interest of minimizing the financial impact of changes in the value of the Company’s pension investments. Estimated impacts of these actions will be included in the Company’s 2018 financial guidance, to be provided on the Company’s fourth quarter 2017 earnings call on February 1, 2018.

The actions described above will have no negative impact on former employees currently receiving or accruing pension benefits under the Inactive Plan or the Supplemental Pension Plan or participants in the Active Plan or the Supplemental Pension Plan who retire in the next five years. Those participants whom retire after 2023 will receive a pension benefit consistent with the terms of the Active Plan or the Supplemental Pension Plan, as applicable, each as described above. The U.S. Pension Plan and the Supplemental Pension Plan were generally closed to U.S. employees hired on or after December 31, 2006. As of December 31, 2017, approximately 30% of the Company’s U.S. employees were participants under the U.S. Pension Plan or the Supplemental Pension Plan.

The descriptions of the amended Inactive Plan, the amended Active Plan, the amended Supplemental Pension Plan and the amended Deferred Compensation Plan contained herein are qualified in their entirety by reference to the full text of each such document, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and are incorporated by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The disclosure provided under Item 1.01 of this Form 8-K regarding the Freeze is hereby incorporated by reference into this Item 5.02.

Messrs. James K. Saccaro, Executive Vice President and Chief Financial Officer, and Brik Eyre, Senior Vice President and President, Americas, are participants under the Active Plan and the Supplemental Pension Plan due to their prior employment with Baxter. However, because they were rehired by the Company after those plans were closed to new participants in December 2006, their pension benefits (like the benefits of all other similarly situated Company employees) will not be affected by the Freeze as they no longer accrue additional benefits under either plan. The Company’s other named executive officers are not participants under either plan.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Baxter International Inc. and Subsidiaries Pension Plan (Amended and Restated effective January 5, 2018)

10.2	Baxter International Inc. and Subsidiaries Pension Plan II (Amended and Restated effective January 5, 2018)

10.3	Baxter International Inc. and Subsidiaries Supplemental Pension Plan (Amended and Restated effective January 5, 2018)

10.4	Baxter International Inc. and Subsidiaries Deferred Compensation Plan (Amended and Restated effective January 5, 2018)

Exhibit Index

Exhibit Number	Description

10.1	Baxter International Inc. and Subsidiaries Pension Plan (Amended and Restated effective January 5, 2018)

10.2	Baxter International Inc. and Subsidiaries Pension Plan II (Amended and Restated effective January 5, 2018)

10.3	Baxter International Inc. and Subsidiaries Supplemental Pension Plan (Amended and Restated effective January 5, 2018)

10.4	Baxter International Inc. and Subsidiaries Deferred Compensation Plan (Amended and Restated effective January 5, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 8, 2018

BAXTER INTERNATIONAL INC.

By:	/s/ James K. Saccaro
James K. Saccaro
Executive Vice President and Chief Financial Officer